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                                                                EXHIBIT NO. 4.11


                          CERTIFICATE OF DESIGNATIONS

                                       OF

              ADJUSTABLE RATE CUMULATIVE PREFERRED STOCK, SERIES N

                                       OF

                          CHEMICAL BANKING CORPORATION

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware


                 CHEMICAL BANKING CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), HEREBY CERTIFIES that the following resolutions were adopted by the Board of Directors of the Corporation at meetings duly convened and held on August 27, 1995 and October 17, 1995, and by the Preferred Stock Committee of the Board of Directors at a meeting duly convened and held on ________ __, 1995, pursuant to authority conferred upon the Board of Directors by the provisions of the Restated Certificate of Incorporation of the Corporation which authorize the issuance of up to 200,000,000 shares of preferred stock, $1 par value (the "Preferred Stock"), and pursuant to authority conferred upon the Preferred Stock Committee of the Board of Directors by Section 141(c) of the General Corporation Law of the State of Delaware, by the By-Laws of the Corporation and by resolutions of the Board of Directors adopted at a meeting duly convened and held on August 27, 1995:

                 1. The Board of Directors on August 27, 1995 adopted the following resolutions authorizing the Preferred Stock Committee of the Board of Directors to act on behalf of the Board of Directors in connection with the issuance of Preferred Stock pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of August 27, 1995, between The Chase Manhattan Corporation ("Chase") and the Corporation, which provides for the merger of Chase with and into the Corporation:

                 "RESOLVED, that it is advisable and in the best interests of the Corporation and its stockholders for the Corporation to enter into the Agreement and Plan of Merger between the Corporation and The Chase Manhattan Corporation, a Delaware corporation ("Chase"), substantially in the form presented to this Meeting (the "Merger Agreement"), pursuant to which, among other things, (i) Chase would merge with and into the Corporation (the
"Merger") and, in accordance with the terms and conditions of the Merger Agreement, (ii) each then outstanding share of common stock, par value $2.00 per share, of Chase ("Chase Common Stock"), other than shares which would be cancelled and retired and cease to exist as a result of the Merger, would be converted into 1.04 fully paid and nonassessable shares of common stock, par value $1.00 per share, of the Corporation ("Common Stock"), which shares would, pursuant to the
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                                                                              2


Rights Agreement, dated as of April 13, 1989 (as amended, the "Rights Agreement"), between the Corporation and Chemical Bank, as Rights Agent, be accompanied by a corresponding number of Chemical Rights (as defined in the Merger Agreement), and (iii) each share (other than shares which would be cancelled and retired and cease to exist as a result of the Merger) of Preferred Stock, 10-1/2% Series G; Preferred Stock, 9.76% Series H; Preferred Stock, 10.84% Series I; Preferred Stock, 9.08% Series J; Preferred Stock, 8-1/2% Series K; Preferred Stock, 8.32% Series L; Preferred Stock, 8.40% Series M; and Preferred Stock, Adjustable Rate Series N of Chase would be converted into one share of a series of preferred stock, par value $1.00 per share, of the Corporation ("Preferred Stock"), as provided for in the Merger Agreement, in each case having terms substantially identical to the terms of the series of preferred stock of Chase being so converted (such Preferred Stock of the Corporation to be so issued being hereinafter referred to as the "Merger Preferred Stock"); and further

                 "RESOLVED, that subject to stockholder approval of the Merger Agreement and to the filing with the Secretary of State of the State of Delaware of the certificates of designations referred to below with respect to each series of Merger Preferred Stock (collectively, the "Certificates of Designations"), the issuance of such shares of Merger Preferred Stock in accordance with the terms of the Merger Agreement be, and it hereby is, authorized and, upon such issuance, such shares of Merger Preferred Stock shall be validly issued, fully paid and nonassessable and free of preemptive rights; and further

                 "RESOLVED, that the maximum number of shares of each series of Merger Preferred Stock authorized to be so issued in connection with the Merger shall be as follows: up to 5,600,000 shares upon conversion of Chase's Preferred Stock, 10-1/2% Series G; up to 4,000,000 shares upon conversion of Chase's Preferred Stock, 9.76% Series H; up to 8,000,000 shares upon conversion of Chase's Preferred Stock, 10.84% Series I; up to 6,000,000 shares upon conversion of Chase's Preferred Stock, 9.08% Series J; up to 6,800,000 shares upon conversion of Chase's Preferred Stock, 8-1/2% Series K; up to 9,600,000 shares upon conversion of Chase's Preferred Stock, 8.32% Series L; up to 6,900,000 shares upon conversion of Chase's Preferred Stock, 8.40% Series M; and up to 9,100,000 shares upon conversion of Chase's Preferred Stock, Adjustable Rate Series N; and further

                 "RESOLVED, that the voting powers, preferences and special rights of each series of Merger Preferred Stock shall be substantially identical to the voting powers, preferences and special rights applicable to, and specified in the certificate of designations with respect to, the respective series of preferred stock of Chase to be converted into such series of Merger Preferred Stock pursuant to the Merger; and further
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                                                                               3



                 "RESOLVED, that the Preferred Stock Committee of the Board of Directors be, and it hereby is, authorized to approve, within the limits specified in the foregoing resolutions, the form, terms and provisions of each Certificate of Designations and to take such other actions as such committee deems necessary or desirable to effect the issuance of the Merger Preferred Stock in accordance with these resolutions."

                 2. The Board of Directors on October 17, 1995 adopted the following resolutions fixing the voting rights of the Preferred Stock authorized by the preceding resolutions:

                 "RESOLVED, that the Certificate of Designations for each series of preferred stock, par value $1.00 per share (the "Preferred Stock"), of the Corporation to be issued in connection with the merger of The Chase Manhattan Corporation ("Chase") with and into the Corporation, upon the conversion of the Preferred Stock, 10-1/2% Series G; Preferred Stock, 9.76% Series H; Preferred Stock, 10.84% Series I; Preferred Stock, 9.08% Series J; Preferred Stock, 8-1/2% Series K; Preferred Stock, 8.32% Series L; Preferred Stock, 8.40% Series M; and Preferred Stock, Adjustable Rate Series N of Chase, shall be modified to provide that the shares of such series shall not have any voting powers either general or special, except that:

                 "If at the time of any annual meeting of the Corporation's stockholders for the election of directors there is a default in preference dividends on the Preferred Stock, the number of directors constituting the Board of Directors of the Corporation shall be increased by two, and the holders of the Preferred Stock of all series (whether or not the holders of such series of Preferred Stock would be entitled to vote for the election of directors if such default in preference dividends did not exist), shall have the right at such meeting, voting together as a single class without regard to series, to the exclusion of the holders of common stock, par value $1.00 per share, of the Corporation, to elect two directors of the Corporation to fill such newly created directorships. Such right shall continue until there are no dividends in arrears upon the Preferred Stock.
         Each director elected by the holders of shares of Preferred Stock (a "Preferred Director") shall continue to serve as such director for the full term for which he shall have been elected, notwithstanding that prior to the end of such term a default in preference dividends shall cease to exist. Any Preferred Director may be removed by, and shall not be removed except by, the vote of the holders of record of the outstanding shares of Preferred Stock, voting together as a single class without regard to series, at a meeting of the Corporation's stockholders, or of the holders of shares of Preferred Stock, called for the purpose. So long as a default in any preference dividends on the Preferred Stock shall exist, (a) any vacancy in the office of a Preferred Director may be filled (except as provided in the following
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                                                                               4



         clause (b)) by an instrument in writing signed by the remaining Preferred Director and filed with the Corporation and (b) in the case of the removal of any Preferred Director, the vacancy may be filled by the vote of the holders of the outstanding shares of Preferred Stock, voting together as a single class without regard to series, at the same meeting at which such removal shall be voted. Each director appointed as aforesaid by the remaining Preferred Director shall be deemed, for all purposes hereof, to be a Preferred Director. Whenever the term of office of the Preferred Directors shall end and a default in preference dividends shall no longer exist, the number of directors constituting the Board of Directors of the Corporation shall be reduced by two. For the purposes hereof, a "default in preference dividends" on the Preferred Stock shall be deemed to have occurred whenever the amount of accrued dividends upon any series of the Preferred Stock shall be equivalent to six full quarter-yearly dividends or more, and, having so occurred, such default shall be deemed to exist thereafter until, but only until, all accrued dividends on all shares of Preferred Stock of each and every series then outstanding shall have been paid to the end of the last preceding dividend period; and

                 "Without the consent of the holders of shares entitled to cast at least two-thirds of the votes entitled to be cast by the holders of the total number of shares of Preferred Stock then outstanding, voting as a class without regard to series, the holders of shares of this series being entitled to cast one vote per share thereon, the Corporation may not: (a) create any class or series of stock which shall have preference as to dividends or distribution of assets over any outstanding series of the Preferred Stock other than a series which shall not have any right to object to such creation or (b) alter or change the provisions of the Corporation's Certificate of Incorporation, as amended, so as to adversely affect the voting power, preferences or special rights of the holders of Preferred Stock; provided, however, that if such creation or such alteration or change would adversely affect the voting power, preferences or special rights of one or more, but not all, series of Preferred Stock at the time outstanding, consent of the holders of shares entitled to cast at least two-thirds of the votes entitled to be cast by the holders of all of the shares of all such series so affected, voting as a class, shall be required in lieu of the consent of the holders of shares entitled to cast at least two-thirds of the votes entitled to be cast by the holders of the total number of shares of Preferred Stock at the time outstanding."

                 3. The Preferred Stock Committee of the Board of Directors on ________ __, 1995, pursuant to the authority conferred upon the Preferred Stock Committee of the Board of Directors by Section 141(c) of the General
Corporation Law of the
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                                                                               5



State of Delaware, by Section 3.03 of the By-Laws of the Corporation and by the resolutions of the Board of Directors set forth above, adopted the following resolution:

         "RESOLVED, that pursuant to resolutions of the Board of Directors of Chemical Banking Corporation (the "Corporation") adopted on August 27, 1995 and October 17, 1995, the issue of up to Nine Million One Hundred Thousand (9,100,000) shares of Adjustable Rate Cumulative Preferred Stock, Series N, $1.00 par value, of the Corporation is hereby authorized, and the designation, preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions of all 9,100,000 shares of this series, in addition to those set forth in the Certificate of Incorporation of the Corporation and, with respect to voting rights, in the resolutions of the Board of Directors of the Corporation adopted on October 17, 1995, are hereby fixed as follows:

                 1. Designation. The designation of such series shall be "Adjustable Rate Cumulative Preferred Stock, Series N" (hereinafter referred to as the "Series N Preferred Stock") and the number of shares constituting such series is Nine Million One Hundred Thousand (9,100,000). Shares of Series N Preferred Stock shall have a stated value of $25.00 per share. The number of authorized shares of Series N Preferred Stock may be reduced by further resolution duly adopted by the Board of Directors of the Corporation or any duly authorized committee thereof and by the filing of a certificate pursuant to the provisions of the General Corporation Law of the State of Delaware stating that such reduction has been so authorized, but the number of authorized shares of Series N Preferred Stock shall not be increased. The Series N Preferred Stock shall rank on a parity as to dividends and distributions of assets with the series of Preferred Stock, $1.00 par value, of the Corporation designated as "10.96% Preferred Stock", "8-3/8% Preferred Stock", "7.92% Cumulative Preferred Stock", "7.58% Cumulative Preferred Stock", "7-1/2% Cumulative Preferred Stock", "Adjustable Rate Cumulative Preferred Stock, Series L", "10-1/2% Cumulative Preferred Stock", "9.76% Cumulative Preferred Stock", "10.84% Cumulative Preferred Stock", "9.08% Cumulative Preferred Stock", "8-1/2% Cumulative Preferred Stock", "8.32% Cumulative Preferred Stock" and "8.40% Cumulative Preferred Stock". The Series N Preferred Stock shall rank senior as to dividends and distributions of assets to the series of Preferred Stock, $1.00 par value, of the Corporation designated as Junior Participating Preferred Stock.

                 2.  Dividends.  Dividends shall be payable on the shares of the Series N Preferred Stock, when and as declared by the Board of Directors, for the Initial Dividend Period (as defined below) and each quarterly dividend period (a
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                                                                               6



         "Quarterly Dividend Period"; the Initial Dividend Period and each such Quarterly Dividend Period being hereinafter referred to as "Dividend Periods") thereafter, which Quarterly Dividend Periods shall commence on January 1, April 1, July 1 and October 1 in each year, commencing with the first such date to occur after the effective time (the "Effective Time") of the merger of The Chase Manhattan Corporation ("Chase") with and into the Corporation, and shall end on and include the day next preceding the first day of the next Dividend Period, at a rate per annum of the stated value thereof equal to the Applicable
         Rate (as defined in Section 3) in respect of such Dividend Period, expressed as a percentage to the nearest ten thousandth of a percentage point. The amount of dividends per share for each Dividend Period shall be computed by dividing the Applicable Rate for such Quarterly Dividend Period by four and applying the resulting rate to the stated value per share of the Series N Preferred Stock.  The
         Initial Dividend Period is the period commencing on the day following the most recent date next preceding the Effective Time on which a dividend was paid on the Preferred Stock, Adjustable Rate Series N, of Chase (the "Chase Adjustable Rate Preferred")(or commencing on the date of the Effective Time if such date was such a dividend payment date) and shall end on and include the date next preceding the first day of the next Quarterly Dividend Period; provided, however, that in the event the Effective Time shall occur after the record date for the payment of a regular quarterly dividend on the Chase Adjustable Rate Preferred but prior to the payment date for such dividend, then the Initial Dividend Period shall be the first Quarterly Dividend Period as described in the preceding sentence. Dividends shall be cumulative from the date on which the Initial Dividend Period commences and shall be payable, when and as declared by the Board of Directors, on the last day of March, June, September and December of each year, commencing with the last day of the Initial Dividend Period.  Each such dividend shall be paid to the holders of record of shares of
         Series N Preferred Stock as they appear on the stock register of the Corporation on such record date, not exceeding 30 days preceding the payment date thereof, as shall be fixed by the Board of Directors of the Corporation.  Dividends on account of arrears for any past dividend periods may be declared and paid at any time, without reference to any quarterly dividend payment date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Directors of the Corporation. In the event that there shall be outstanding shares of any other series of Preferred Stock ranking on a parity as to dividends with the Series N Preferred Stock, the Corporation, in making any dividend payment on account of arrears on the Series N Preferred Stock or such other series of Preferred Stock, shall make payments ratably upon all outstanding shares of Series N Preferred Stock and such
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                                                                               7



         other series of Preferred Stock in proportion to the respective amounts of dividends in arrears upon all such outstanding shares of Series N Preferred Stock and such other series of Preferred Stock to the date of such dividend payment. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments which may be in arrears. Dividends payable on the Series N Preferred Stock for any period which is less than a full Quarterly Dividend Period shall be computed on the basis of a 360 day year consisting of twelve 30-day months.

                 3.  Definition of Applicable Rate, etc.

                 Except as provided below in this paragraph, the "Applicable Rate" for the Initial Dividend Period (if it commences prior to the date of the Effective Time) shall be the Applicable Rate of the Chase Adjustable Rate Prefered immediately prior to the Effective Time, and for any Quarterly Dividend Period (including the Initial Dividend Period if it commences on or after the date of the Effective Time) will be equal to 85% of the Effective Rate (as hereinafter defined). The "Effective Rate" for any Quarterly Dividend Period will be equal to the highest of the Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate (each as hereinafter defined) for such Dividend Period. In the event that the Corporation determines in good faith that for any reason:

                          (i) any one of the Treasury Bill Rate, the Ten Year Constant Maturity Rate or the Thirty Year Constant Maturity Rate cannot be determined for any Quarterly Dividend Period, then the Effective Rate for such Quarterly Dividend Period will be equal to the higher of whichever two of such Rates can be so determined;

                          (ii) only one of the Treasury Bill Rate, the Ten Year Constant Maturity Rate or the Thirty Year Constant Maturity Rate can be determined for any Quarterly Dividend Period, then the Effective Rate for such Quarterly Dividend Period will be equal to whichever such Rate can be so determined; or

                          (iii) none of the Treasury Bill Rate, the Ten Year Constant Maturity Rate or the Thirty Year Constant Maturity Rate can be determined for any Quarterly Dividend Period, then the Effective Rate for the preceding dividend period will be continued for such Quarterly Dividend Period.

         Anything herein to the contrary notwithstanding, the Applicable Rate for any Quarterly Dividend Period shall in no event be less than 4.50% per annum or greater than 10.50% per annum.

                 Except as described below in this paragraph, the "Treasury Bill Rate" for each Quarterly Dividend Period will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period (as hereinafter defined)) for three-month U.S. Treasury bills, as published weekly by the Federal Reserve Board (as hereinafter defined) during the Calendar Period immediately preceding the last ten calendar days preceding the Quarterly Dividend Period for which the dividend rate on the Series N Preferred Stock is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum market discount rate during such Calendar Period, then the Treasury Bill Rate for such Quarterly Dividend Period will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period) for three-month U.S. Treasury bills, as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that a per annum market discount rate for three-month U.S. Treasury bills is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Treasury Bill Rate for such Quarterly Dividend Period will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period) for all of the U.S. Treasury bills then having remaining maturities of not less than 80 or more than 100 days, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such rates, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that the Corporation determines in good faith that for any reason no such U.S. Treasury bill rates are published as provided above during such Calendar Period, then the Treasury Bill Rate for such Quarterly Dividend Period will be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable non-interest-bearing U.S. Treasury securities with a remaining maturity of not less than 80 nor more than 100 days from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation. In the event that the

         Corporation determines in good faith that for any reason the Corporation cannot determine the Treasury Bill Rate for any Quarterly Dividend Period as provided above in this paragraph, the Treasury Bill Rate for such Quarterly Dividend Period will be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable interest-bearing U.S. Treasury securities with a remaining maturity of not less than 80 nor more than 100 days, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation.

                 Except as described below in this paragraph, the "Ten Year Constant Maturity Rate" for each Quarterly Dividend Period will be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (as hereinafter defined) (or the one weekly per annum Ten Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately preceding the last ten calendar days preceding the Quarterly Dividend Period for which the dividend rate on the Series N Preferred Stock is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Ten Year Average Yield during such Calendar Period, then the Ten Year Constant Maturity Rate for such Quarterly Dividend Period will be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (or the one weekly per annum Ten Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that a per annum Ten Year Average Yield is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Ten Year Constant Maturity Rate for such Quarterly Dividend Period will be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly per annum average yield to maturity, if only one such yield is published during the relevant Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities (as hereinafter defined)) then having remaining maturities of not less than eight nor more than twelve years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that the Corporation determines in good faith that for any reason the Corporation cannot determine the Ten Year Constant Maturity Rate for any Quarterly Dividend Period as provided above in this paragraph, then the Ten Year Constant Maturity Rate for such Quarterly Dividend Period will be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than eight nor more than twelve years from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation.

                 Except as described below in this paragraph, the "Thirty Year Constant Maturity Rate" for each Quarterly Dividend Period will be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields (as hereinafter defined) (or the one weekly per annum Thirty Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately preceding the last ten calendar days preceding the Quarterly Dividend Period for which the dividend rate on the Series N Preferred Stock is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Thirty Year Average Yield during such Calendar Period, then the Thirty Year Constant Maturity Rate for such Quarterly Dividend Period will be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields (or the one weekly per annum Thirty Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that a per annum Thirty Year Average Yield is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Thirty Year Constant Maturity Rate for such Quarterly Dividend Period will be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly per annum average yield to maturity, if only one such yield is published during the relevant Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) then having remaining maturities of not less than twenty-eight nor more than thirty years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that the Corporation determines in good faith that for any reason the Corporation cannot determine the Thirty Year Constant Maturity Rate for any Quarterly Dividend Period as provided above in this paragraph, then the Thirty Year Constant Maturity Rate for such Quarterly Dividend Period will be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than twenty-eight nor more than thirty years from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation.

                 The Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate shall each be rounded to the nearest five hundredths of a percent.

                 The Applicable Rate with respect to each Quarterly Dividend Period will be calculated as promptly as practicable by the Corporation according to the appropriate method described above. The Corporation will cause each Applicable Rate to be published in a newspaper of general circulation in New York City before the commencement of the Quarterly Dividend Period to which it applies and will cause notice of such Applicable Rate to be enclosed with the dividend payment checks next mailed to the holders of Series N Preferred Stock.

                 For purposes of this Section,

                          (i) "Calendar Period" means a period of fourteen calendar days;

                          (ii) "Federal Reserve Board" means the Board of Governors of the Federal Reserve System;

                          (iii) "Special Securities" means securities which can, at the option of the holder, be surrendered at face value in payment of any Federal estate tax or which provide tax benefits to the holder and are priced to reflect such tax benefits or which were originally issued at a deep or substantial discount;

                          (iv) "Ten Year Average Yield" means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of ten years); and

                          (v) "Thirty Year Average Yield" means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of thirty years).

                 4. Redemption. On or after June 30, 1999, the Corporation, at its option, may redeem shares of the Series N Preferred Stock, as a whole or in part, at any time or from time to time at a redemption price of $25 per share plus an amount equal to the accrued and unpaid dividends thereon to the date fixed for redemption (whether or not such dividends have been declared). To permit the Series N Preferred Stock to qualify as Tier 1 capital of the Corporation, any such redemption shall be subject to the prior approval of the Board of Governors of the Federal Reserve System.

                 In the event the Corporation shall redeem shares of Series N Preferred Stock, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the stock register of the Corporation. Each such notice shall state:
         (1) the redemption date; (2) the number of shares of Series N Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (5) that dividends on the shares to be redeemed will cease to accrue on such redemption date. Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price) dividends on the shares of the Series N Preferred Stock so called for redemption shall cease to accrue, and notwithstanding the fact that any certificates for such shares shall not have been surrendered for payment of the redemption price, said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation or any duly authorized committee thereof shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid. If less than all the outstanding shares of Series N Preferred Stock are to be redeemed, shares to be redeemed shall be selected by the Corporation from outstanding shares of Series N Preferred Stock not previously called for redemption by lot or pro rata (as nearly as may be) or by any other method determined by the Corporation in its sole discretion to be equitable.

                 In no event shall the Corporation redeem less than all the outstanding shares of Series N Preferred Stock pursuant to the first paragraph of this Section 4 or purchase or otherwise acquire any shares of Series N Preferred Stock unless full cumulative dividends shall have been paid or declared and set apart for payment upon all outstanding shares of Series N Preferred Stock for all past Dividend Periods; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of Series N Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series N Preferred Stock.

                 5. Shares to be Retired. All shares of Series N Preferred Stock redeemed or purchased by the Corporation shall be retired and canceled and shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series, and may thereafter be issued, but not as shares of Series N Preferred Stock.

                 6. Conversion or Exchange. The holders of shares of Series N Preferred Stock shall not have any rights herein to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of capital stock of the Corporation.

                 7. Voting. The shares of Series N Preferred Stock shall not have any voting powers either general or special, except that:

                          If at the time of any annual meeting of the
                 Corporation's stockholders for the election of directors there is a default in preference dividends on the Preferred Stock, the number of directors constituting the Board of Directors of the Corporation shall be increased by two, and the holders of the Preferred Stock of all series (whether or not the holders of such series of Preferred Stock would be entitled to vote for the election of directors if such default in preference dividends did not exist), shall have the right at such meeting, voting together as a single class without regard to series, to the exclusion of the holders of common stock, par value $1.00 per share, of the Corporation, to elect two directors of the Corporation to fill such newly created directorships. Such right shall continue until there are no dividends in arrears upon the Preferred Stock. Each director elected by the holders of shares of Preferred Stock (a "Preferred Director") shall continue to serve as such director for the full term for which he shall have been elected, notwithstanding that prior to the end of such term a default in preference dividends shall cease to exist. Any Preferred Director may be removed by, and shall not be removed except by, the vote of the holders of record of the outstanding shares of Preferred Stock, voting together as a single class without regard to series, at a meeting of the Corporation's stockholders, or of the holders of shares of Preferred Stock, called for the purpose. So long as a default in any preference dividends on the Preferred Stock shall exist, (a) any vacancy in the office of a Preferred Director may be filled (except as provided in the following clause (b)) by an instrument in writing signed by the remaining Preferred Director and filed with the Corporation and (b) in the case of the removal of any Preferred Director, the vacancy may be filled by the vote of the holders of the outstanding shares of Preferred Stock, voting together as a single class without regard to series, at the same meeting at which such removal shall be voted. Each director appointed as aforesaid by the remaining Preferred Director shall be deemed, for all purposes hereof, to be a Preferred Director. Whenever the term of office of the Preferred Directors shall end and a default in preference dividends shall no longer exist, the number of directors constituting the Board of Directors of the Corporation shall be reduced by two. For the purposes hereof, a "default in preference dividends" on the Preferred Stock shall be deemed to have occurred whenever the amount of accrued dividends upon any series of the Preferred Stock shall be equivalent to six full quarter-yearly dividends or more, and, having so occurred, such default shall be deemed to exist thereafter until, but only until, all accrued dividends on all shares of Preferred Stock of each and every series then outstanding shall have been paid to the end of the last preceding dividend period; and

                          Without the consent of the holders of shares entitled
                 to cast at least two-thirds of the votes entitled to be cast by the holders of the total number of shares of Preferred Stock then outstanding, voting as a class without regard to series, the holders of shares of this series being entitled to cast one vote per share thereon, the Corporation may not: (a) create any class or series of stock which shall have preference as to dividends or distribution of assets over any outstanding series of the Preferred Stock other than a series which shall not have any right to object to such creation or
                 (b) alter or change the provisions of the Corporation's Certificate of Incorporation, as amended, so as to adversely affect the voting power, preferences or special rights of the holders of Preferred Stock; provided, however, that if such creation or such alteration or change would adversely affect the voting power, preferences or special rights of one or more, but not all, series of Preferred Stock at the time outstanding, consent of the holders of shares entitled to cast at least two-thirds of the votes entitled to be cast by the holders of all of the shares of all such series so affected, voting as a class, shall be required in lieu of the consent of the holders of shares entitled to cast at least two-thirds of the votes entitled to be cast by the holders of the total number of shares of Preferred Stock at the time outstanding.

                 8. Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Series N Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders, before any distribution of assets shall be made to the holders of Common Stock or of any other shares of stock of the Corporation ranking as to such a distribution junior to the Series N Preferred Stock, an amount equal to $25 per share plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for payment of such distribution (whether or not such dividends have been declared). If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the amounts payable with respect to the Series N Preferred Stock and any other shares of stock of the Corporation ranking as to any such distribution on a parity with the Series N Preferred Stock are not paid in full, the holders of the Series N Preferred Stock and of such other shares shall share ratably in any such distribution of assets of the Corporation in proportion to the full respective preferential amounts to which they are entitled. After payment to the holders of the Series N Preferred Stock of the full preferential amounts provided for in this Section 8, the holders of the Series N Preferred Stock shall be entitled to no further participation in any distribution of assets by the Corporation. The consolidation or merger of the Corporation with or into any other corporation, or the sale of substantially all the assets of the Corporation in consideration for the issuance of equity securities of another corporation, shall not be regarded as a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 8, but only if such consolidation, merger or sale of assets shall not in any way impair the voting power, preferences or special rights of the Series N Preferred Stock.

                 9. Limitation on Dividends on Junior Ranking Stock. So long as any Series N Preferred Stock shall be outstanding, the Corporation shall not declare any dividends on the Common Stock or any other stock of the Corporation ranking as to dividends or distributions of assets junior to the Series N Preferred Stock (the Common Stock and any such other stock being herein referred to as "Junior Stock"), or make any payment on account of, or set apart money for, a sinking or other analogous fund for the purchase, redemption or other retirement of any shares of Junior Stock, or make any distribution in respect thereof, whether in cash or property or in obligations or stock of the Corporation, other than Junior Stock (such dividends, payments, setting apart and distributions being herein called "Junior Stock Payments"), unless all of the conditions set forth in the following subsections A and B shall exist at the date of such declaration in the case of any such dividend, or the date of such setting apart in the case of any such fund, or the date of such payment or distribution in the case of any other Junior Stock Payment:

                 A. Full cumulative dividends shall have been paid or declared and set apart for payment upon all outstanding shares of Preferred Stock other than Junior Stock.

                 B. The Corporation shall not be in default or in arrears with respect to any sinking or other analogous fund or any call for tenders obligation or other agreement for the purchase, redemption or other retirement of any shares of Preferred Stock other than Junior Stock."


                 IN WITNESS WHEREOF, CHEMICAL BANKING CORPORATION has caused its corporate seal to be hereunto affixed and this certificate to be signed by _________________, its _____________________, and attested to by John B. Wynne, its Secretary, this __ day of __________, 199_.


                                           CHEMICAL BANKING CORPORATION


                                           By:
                                               ---------------------------
                                               Name:
                                               Title:


[Corporate Seal]

Attest:

By:
     --------------------------
     Name:   John B. Wynne
     Title:  Secretary